Exhibit 99.1

NEWS RELEASE

Contacts:	Ted Detrick, Investor Relations – (215) 761-1414, Edwin.Detrick@cigna.com
Matthew Asensio, Media Relations – (860) 226-2599, Matthew.Asensio@cigna.com

CIGNA ANNOUNCES TRANSACTION TO EXIT RUN-OFF OPERATIONS

o	Funds transaction with Berkshire Hathaway through $100 million of incremental parent company cash, along with assets supporting the business and the related tax benefit

BLOOMFIELD, CT, February 4, 2013 – Cigna Corporation (NYSE: CI) today announced a definitive agreement with Berkshire Hathaway Life Insurance Company of Nebraska, a member of the Berkshire Hathaway, Inc. group (Berkshire), under which Berkshire will reinsure Cigna's Run-off Guaranteed Minimum Death Benefits (VADBe) and Guaranteed Minimum Income Benefits (GMIB) businesses effective February 4, 2013.  Cigna will fund this transaction with an incremental $100 million of parent company cash, approximately $1.8 billion of investment assets supporting the run-off businesses, and an estimated $300 million tax benefit associated with the transaction.

Berkshire will assume 100% of Cigna's exposure up to $4 billion of future VADBe and GMIB claims, which is significantly in excess of current projections of future claims for this business.  Cigna believes that the potential for actual claims to exceed the limit of the coverage from Berkshire is extremely remote.

“Cigna is taking this definitive strategic step to further reduce risk and continue to improve our financial flexibility,” said David M. Cordani, President and Chief Executive Officer.  “This transaction effectively eliminates potential capital calls and income statement volatility from these run-off books of business.”

Cigna expects to record the exit transaction as a special item in the first quarter of 2013, resulting in an after-tax charge of $500 million.  The charge represents the amount of payment to Berkshire that is in excess of Cigna's recorded reserves.  Realized capital gains resulting from the sale of investment assets supporting the business are expected to range between $50 million and $150 million after-tax, depending on whether the assets are sold externally or transferred to other internal portfolios.

The special item charge for the exit transaction and the expected realized capital gains on the sale of assets will be included in Cigna's net income, but will not be included in adjusted income from operations.  As a result, Cigna's earnings outlook for 2013, which is based on adjusted income from operations, will not be impacted by this transaction.  The transaction also does not affect Cigna's outlook regarding capital that is available for deployment in 2013.

BofA Merrill Lynch served as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisors.

Conference Call

Cigna will be hosting a conference call this afternoon, beginning at 5:00 p.m. ET to discuss the transaction.  The call-in numbers for the conference call are as follows:

Live Call
(800) 619-9569 (Domestic)
(517) 623-4948 (International)
Passcode: 999363

Replay
(800) 283-1577 (Domestic)
(402) 998-0965 (International)
No Passcode Required

It is strongly suggested you dial in to the conference call by 4:45 p.m. ET.  The operator will periodically provide instructions regarding the call.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to helping people improve their health, well-being and sense of security. All products and services are provided exclusively through operating subsidiaries of Cigna Corporation, including Connecticut General Life Insurance Company, Cigna Health and Life Insurance Company, Life Insurance Company of North America and Cigna Life Insurance Company of New York. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy and vision care benefits, and other related products including group disability, life, and accident coverage. Cigna has sales capability in 30 countries and jurisdictions, with approximately 75 million customer relationships throughout the world.  To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Cigna Corporation and its subsidiaries (the “Company”) and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include, but are not limited to, the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s strategic initiatives, litigation and other legal matters, operational improvement initiatives in the Health Care operations, and the outlooks for the Company’s full year 2012, 2013 and beyond results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in the Company’s Global Health Care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s businesses;
3.
challenges and risks associated with implementing improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost results and a growing medical customer base, (v) delivering quality service to members and health care professionals using effective technology solutions, and (vi) lowering administrative costs;

4.
adverse changes in state, federal and international laws and regulations, including health care reform legislation and regulation that could, among other items, affect the way the Company does business, increase costs, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company’s products, services, market segments, technology and processes;

5.
the ability to successfully complete the integration of acquired businesses, including the acquired HealthSpring businesses by, among other things, operating Medicare Advantage coordinated care plans and HealthSpring’s prescription drug plan, retaining and growing the customer base, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel;

6.
the ability of the Company to execute its growth plans by successfully leveraging its capabilities and those of the businesses acquired in serving the Seniors market segment and the Company’s other market segments, including through successful execution of the Company’s physician engagement strategy;

7.
the possibility that the acquired HealthSpring business may be adversely affected by economic, business and/or competitive factors; or by federal and/or state regulation, including health care reform, reductions in funding levels for Medicare programs, and potential changes in risk adjustment data validation audit and payment adjustment methodology;

8.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, including disputes related to payments to health care professionals, government investigations and proceedings, tax audits and related litigation, and regulatory market conduct and other reviews, audits and investigations;

9.	heightened competition, particularly price competition, that could reduce product margins and constrain growth in the Company’s businesses, primarily the Global Health Care business;
10.
risks associated with the Company’s mail order pharmacy business that, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

11.	significant changes in interest rates or sustained deterioration in the commercial real estate markets;
12.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, that could, among other things, adversely affect new sales and retention of current business; downgrades in financial strength ratings of reinsurers or  adjustments to the assumptions used in estimating the liabilities for the Company's reinsurance contracts, that could result in increased statutory reserves or capital requirements of the Company’s insurance subsidiaries;

13.
limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

14.
risks associated with the reinsurance transaction for the run-off guaranteed minimum death benefits and guaranteed minimum income benefits businesses, including the risk that future liabilities exceed the cap under the reinsurance agreement or that the reinsurance does not otherwise provide adequate protection;

15.	significant stock market declines, that could, among other things, impact the Company’s pension plans in future periods as well as the recognition of additional pension obligations;
16.	significant deterioration in economic conditions and significant market volatility, that could have an adverse effect on the Company’s operations, investments, liquidity and access to capital markets;
17.
significant deterioration in economic conditions and significant market volatility, that could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay their obligations) and our vendors (including their ability to provide services);

18.	amendments to income tax laws, that could affect the taxation of employer-provided benefits and the taxation of certain insurance products such as corporate-owned life insurance;
19.
potential public health epidemics, pandemics, natural disasters and bio-terrorist activity, that could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

20.	risks associated with security or interruption of information systems, that could, among other things, cause operational disruption;
21.	challenges and risks associated with the successful management of the Company’s outsourcing projects or key vendors; and
22.	the unique political, legal, operational, regulatory and other challenges associated with expanding our business globally.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2012 and the Current Report on Form 8-K filed on August 8, 2012, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.